As filed with the Securities and Exchange Commission on May 18, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ISILON SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-2101027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3101 Western Avenue

Seattle, Washington 98121

(Address of principal executive offices) (Zip Code)

2006 EMPLOYEE STOCK PURCHASE PLAN

2006 EQUITY INCENTIVE PLAN

(Full title of the Plan(s))

Sujal M. Patel

President, Chief Executive Officer and Director

Isilon Systems, Inc.

3101 Western Avenue

Seattle, Washington 98121

(Name and address of agent for service)

(206) 315-7500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value per share
— To be issued under the 2006 Employee Stock Purchase Plan	1,917,690(2)	$12.24(4)	$23,472,526	$1,673.60
— To be issued under the 2006 Equity Incentive Plan	9,588,456(3)	$14.37(5)	$137,786,113	$9,824.15

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2006 Employee Stock Purchase Plan (the “ESPP”) or the 2006 Equity Incentive Plan (the “2006 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents an additional 1,917,690 shares of Common Stock available for sale under the ESPP as a result of provisions in the ESPP that allow for automatic annual increases of the number of shares of Common Stock available for sale under the ESPP.
(3)	Represents an additional 9,588,456 shares of Common Stock available for issuance under the 2006 Plan as a result of provisions in the 2006 Plan that allow for automatic annual increases of the number of shares of Common Stock available for issuance under the 2006 Plan.
(4)	The computation is based upon 85% of the closing sales price of the Common Stock as reported on The Nasdaq Global Market on May 14, 2010, which is 85% of $14.39 (rounded up to $12.24). Pursuant to the ESPP, the Purchase Price of a share of Common Stock is equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.
(5)	Offering prices of awards that have not yet been granted as of the date of this Registration Statement are computed in accordance with Rule 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the price of 14.37 per share, the average of the high and low prices of the Common Stock of the Registrant as reported on The NASDAQ Global Market on May 14, 2010.

ISILON SYSTEMS, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of our Common Stock to be issued pursuant to our ESPP and 2006 Plan. Accordingly, unless noted herein, the contents of our previous Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on January 18, 2007 (File No. 333-140058), including periodic reports that we filed after that Form S-8 to maintain current information about us, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC are hereby incorporated by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on February 5, 2010.

(b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 filed with the SEC on April 23, 2010.

(c)	Our Current Report on Form 8-K filed with the SEC on February 8, 2010.

(d)	The description of our Common Stock contained in our registration statement on Form 8-A (No. 001-33196) filed with the SEC on December 7, 2006 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). A member of and certain investment partnerships comprised of members of, and persons associated with, WSGR beneficially hold an aggregate of 32,056 shares of our Common Stock, which represents less than one percent of our outstanding shares of Common Stock.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the Registrant provide that:

•

The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provide for certain additional procedural protections. The Registrant also maintains directors’ and officers’ insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Title

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-137078), filed on September 1, 2006).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-137078), filed on September 1, 2006).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

99.1	2006 Employee Stock Purchase Plan, as amended and restated on December 17, 2009 (incorporated by reference from Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 5, 2010).

99.2	Form of Subscription Agreement under the 2006 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-137078), filed on November 24, 2006).

99.3	2006 Equity Incentive Plan (incorporated by reference from Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-137078), filed on November 24, 2006).

99.4	Form of Stock Option Agreement under the 2006 Equity Incentive Plan (incorporated by reference from Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-137078), filed on November 24, 2006).

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on May 18, 2010.

ISILON SYSTEMS, INC.

By:	/s/ SUJAL M. PATEL
Sujal M. Patel
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Sujal M. Patel and William D. Richter, and each of them, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SUJAL M. PATEL Sujal M. Patel	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2010

/s/ WILLIAM D. RICHTER William D. Richter	Vice President of Finance and Chief Financial Officer (Principal Accounting and Financial Officer)	May 18, 2010

/s/ WILLIAM D. RUCKELSHAUS William D. Ruckelshaus	Chairman and Director	May 11, 2010

/s/ BARRY J. FIDELMAN Barry J. Fidelman	Director	May 18, 2010

/s/ ELLIOTT H. JURGENSEN, JR. Elliott H. Jurgensen, Jr.	Director	May 18, 2010

/s/ GREGORY L. MCADOO Gregory L. McAdoo	Director	May 18, 2010

/s/ MATTHEW S. MCILWAIN Matthew S. McIlwain	Director	May 11, 2010

/s/ PETER H. VAN OPPEN Peter H. van Oppen	Director	May 14, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-137078), filed on September 1, 2006).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-137078), filed on September 1, 2006).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

99.1	2006 Employee Stock Purchase Plan, as amended and restated on December 17, 2009 (incorporated by reference from Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 5, 2010).

99.2	Form of Subscription Agreement under the 2006 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-137078), filed on November 24, 2006).

99.3	2006 Equity Incentive Plan (incorporated by reference from Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-137078), filed on November 24, 2006).

99.4	Form of Stock Option Agreement under the 2006 Equity Incentive Plan (incorporated by reference from Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-137078), filed on November 24, 2006).